EXHIBIT 16.1

March 8, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 8, 2018 of IASO BioMed, Inc. and are in agreement with the statements contained therein as they relate to our firm.

Respectfully,

/s/ Moss Adams LLP